UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 2, 2001

GERBER SCIENTIFIC, INC. (Exact name of Registrant as specified in its charter)

CONNECTICUT	1-5865	06-0640743
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

83 Gerber Road West, South Windsor, Connecticut	06074
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, including area code:	(860-644-1551)

Not Applicable
(Former name or former address, if changes since last report)

Item 5.     Other Events and Regulation FD Disclosure

See the following press release, dated May 2, 2001, announcing the retirement of Gary K. Bennett, Senior Vice President, Finance of Gerber Scientific, Inc.

For Immediate Release	Contact: Robert J. Goehring
May 2, 2001	(860) 648-8041

Gerber Scientific Inc. CFO, Gary Bennett, to Retire

SOUTH WINDSOR, Conn. --- Gerber Scientific Inc. (NYSE: GRB) today announced the early retirement of company Chief Financial Officer and Senior Vice President, Finance, Gary K. Bennett, effective June 30, 2001.

Mr. Bennett, who has served in his current capacity since August 1996, "made a personal decision to step down," reported Michael J. Cheshire, Gerber Scientific chairman and chief executive officer.

"We are saddened by Gary's decision to leave the company, and compliment him on the terrific contributions he has made during his 19 years with Gerber," Cheshire stated. "Personally, I want to thank Gary for being a close advisor and strategic partner over the past four years. While his efforts and financial expertise will be missed, we wish Gary the very best in the future."

The Company will begin an immediate search for a successor while Mr. Bennett remains CFO during this transition period.

Mr. Bennett began his career at Gerber Scientific in 1982 as manager, financial reporting. In 1985, he was promoted to assistant corporate controller and, in 1993, to corporate controller. He was elected treasurer in 1994 and vice president in 1996. The Gerber Scientific Board of Directors promoted Mr. Bennett to senior vice president, finance, and CFO in August 1996.

Before his employment at Gerber, Mr. Bennett was audit manager at the accounting firm of Price Waterhouse in Hartford, Conn. Prior to that, he served as a financial analyst for Newport News Shipbuilding, Newport News, Va.

Mr. Bennett earned his bachelor's degree in economics from the University of Virginia, Charlottesville, Va., graduating with distinction. He is a certified public accountant and a member of the American Institute of Certified Public Accountants (AICPA) and the Connecticut Society of Public Accountants (CSCPA). He also serves on the American Red Cross of Greater Hartford board, and the finance committee of St. John's Episcopal Church in North Guilford, Conn.

Gerber Scientific Inc. provides high technology systems and solutions that enable mass customization in diverse industries. Headquartered in South Windsor, Conn., Gerber Scientific is the world leader in three core markets - sign making and specialty graphics, apparel and flexible materials, and optical lens processing - which it serves through four wholly owned subsidiaries: Gerber Scientific Products, South Windsor, Conn.; Spandex PLC, Bristol, England; Gerber Technology, Tolland, Conn.; and Gerber Coburn Optical Inc., South Windsor, Conn. In addition, the company recently entered the packaging industry through its newly formed Gerber Innovations division, Manchester, Conn., and is currently bringing a new concept in point-of-sales merchandising to U.S. retailers via SignStorey Inc., Tolland, Conn. Gerber Scientific employs about 2,700 globally.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERBER SCIENTIFIC, INC.
(Registrant)

Date:	May 2, 2001	By:	/s/ Gary K. Bennett
Gary K. Bennett Senior Vice President, Finance (Principal Financial and Accounting Officer)